SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                December 9, 1997

                             NATIONSBANK CORPORATION
             (Exact name of registrant as specified in its charter)

                                 North Carolina
         (State or other jurisdiction of incorporation or organization)

                                     1-6523
                            (Commission File Number)

                                   56-0906609
                        (IRS Employer Identification No.)

                          NationsBank Corporate Center
                            Charlotte, North Carolina
                    (Address of principal executive offices)

                                      28255
                                   (Zip Code)

                                 (704) 386-5000
              (Registrant's telephone number, including area code)





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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         Effective January 9, 1998, Barnett Banks, Inc. ("Barnett") merged with and into NB Holdings Corporation ("Holdings"), a Delaware corporation and wholly owned subsidiary of NationsBank Corporation ("NationsBank" or the "Registrant"), pursuant to an Agreement and Plan of Merger, dated as of August 29, 1997, as amended, among Barnett, Holdings and the Registrant (the "Merger Agreement"). Pursuant to the Merger Agreement, upon consummation of the Merger on January 9, 1998 (the "Effective Date"), each share of Barnett common stock, $2.00 par value per share, including each attached right issued pursuant to the Rights Agreement, dated February 21, 1990, as amended, between Barnett and the Rights Agent named therein (the "Barnett Common Stock"), was converted into the right to receive 1.1875 shares of the Registrant's common stock ("NationsBank Common Stock"), with cash in lieu of fractional shares. A copy of the press release announcing the closing of the Merger is filed as Exhibit 99.1 to this Current Report on Form 8-K.

         The Registrant's Registration Statement on Form S-4 (Registration No. 333- 40515), which was declared effective by the Securities and Exchange Commission on November 19, 1997 (the "Registration Statement"), sets forth certain information regarding the Merger, the Registrant and Barnett, including, but not limited to, the date and manner of the Merger, a description of the assets involved, the nature and amount of consideration paid by the Registrant therefor, the method used for determining the amount of such consideration, the nature of any material relationships between Barnett and the Registrant or any officer or director of the Registrant or any associate of any such officer or director, the nature of Barnett's business and the Registrant's intended use of the assets acquired in the Merger. In addition, the information set forth under section heading "A" of Item 5 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.           OTHER EVENTS.

A.       Matters Related to the Acquisition of Barnett.

         Exchange of Preferred Stock. On the Effective Date, each share of Series B $2.50 Cumulative Convertible Preferred Stock of Barnett (the "Barnett Preferred Stock") was converted into one share of the Registrant's $2.50 Cumulative Convertible Preferred Stock, Series BB (the "NationsBank Series BB Preferred Stock"). The NationsBank Series BB Preferred Stock has rights, preferences and terms substantially identical to the rights, preferences and terms of the Barnett Preferred Stock.


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



         Assumption of New York Stock Exchange Listed Debt Securities. On the Effective Date, the Registrant assumed the payment obligations and all other covenants required to be performed or observed by Barnett in connection with the following debt securities that are listed on the New York Stock Exchange, Inc. ("NYSE"): $200 million aggregate principal amount of Barnett Banks, Inc. 8.5% Subordinated Notes Due March 1999 (renamed NationsBank Corporation 8.5% Subordinated Notes Due March 1999); $100 million aggregate principal amount of Barnett Banks, Inc. 8.5% Subordinated Notes Due January 2007 (renamed NationsBank Corporation 8.5% Subordinated Notes Due January 2007); and $100 million aggregate principal amount of Barnett Banks, Inc. 9.875% Subordinated Notes Due June 2001 (renamed NationsBank Corporation 9.875% Subordinated Notes Due June 2001).

         Board of Directors. On the Effective Date, the following persons, who were immediately prior thereto serving as members of the Board of Directors of Barnett, became members of the Board of Directors of the Registrant: Charles E. Rice, previously Chairman and CEO of Barnett; Dr. Rita Bornstein, President of Rollins College; Alvin R. ("Pete") Carpenter, President and CEO of CSX Transportation, Inc.; and John A. Williams, Chairman and CEO of Post Properties, Inc.

         Shareholder Approval. At a special meeting in Charlotte, North Carolina on December 19, 1997, the shareholders of NationsBank approved the issuance of up to 265 million shares of NationsBank Common Stock to Barnett shareholders in connection with the Merger, as well as an amendment and restatement of the NationsBank Key Employee Stock Plan. Barnett shareholders approved the Merger at a special meeting in Jacksonville, Florida on the same date. A copy of the press release announcing the approval of the Merger by the companies' respective shareholders is filed as Exhibit 99.2 to this Current Report on Form 8-K.

         Certain Dispositions. In order to satisfy antitrust regulations triggered by the Merger, on December 15, 1997, NationsBank and Barnett entered into a definitive agreement with Republic Bancshares, Inc. ("Republic") pursuant to which Republic will acquire eight banking offices in Florida and Georgia from NationsBank and Barnett. Republic will pay a premium of approximately $37.8 million for the deposits, loans and fixed assets of the eight offices, with the exact amount being determined by deposit levels at closing. Furthermore, on December 9, 1997, NationsBank and Barnett entered into a definitive agreement with Huntington Bancshares Incorporated ("Huntington") pursuant to which Huntington will acquire 60 banking offices in Florida from NationsBank and Barnett. Huntington will pay a premium of approximately $523 million for the deposits, loans and fixed assets of the relevant offices, subject to adjustment according to deposit levels at closing. The Republic and Huntington transactions are both expected to close in the second quarter of 1998. Copies of the press releases announcing the definitive agreements with Republic and Huntington are filed as Exhibits 99.3 and 99.4, respectively, to this Current Report on Form 8-K. Finally, on October 15, 1997, Barnett entered into a



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definitive agreement with SouthTrust Corporation ("SouthTrust") pursuant to which SouthTrust will purchase from Holdings (as successor to Barnett) all of the issued and outstanding shares of capital stock of First of America Bank-Florida, FSB ("First of America"), a federally chartered stock savings association for a purchase price of $160 million. The First of America sale is expected to close in the first quarter of 1998.

         Unaudited Supplemental Financial Highlights Reflecting the Impact of the Merger. The Registrant will be distributing to its shareholders certain summary annual information regarding the Registrant's fiscal year ended December 31, 1997, including unaudited supplemental financial highlights reflecting the impact of the Merger (the "Financial Highlights"). A copy of the Financial Highlights is filed as Exhibit 99.5 to this Current Report on Form 8-K.

         Estimated Merger and Integration Costs. In connection with the Merger, NationsBank expects to incur pre-tax Merger-related costs of approximately $900 million ($565 million after-tax), which will include change in control payments, severance and relocation costs, conversion costs and occupancy and equipment expenses (primarily lease exit costs and the elimination of duplicate facilities and other capitalized assets), exit costs related to contract terminations and other Merger costs (including legal and investment banking fees).

         Proceeds from Investment in HomeSide, Inc. On October 25, 1997, HomeSide, Inc. ("HomeSide") and National Australia Bank Limited ("NAB") entered into an Agreement and Plan of Merger pursuant to which HomeSide will merge into a wholly owned subsidiary of NAB and all of the issued and outstanding common stock of HomeSide will be converted into the right to receive $27.825 in cash per share (the "HomeSide Merger"). Barnett held approximately 27% of the issued and outstanding common stock of HomeSide. As a result of the Merger of Barnett into Holdings as of January 9, 1998, NationsBank will be entitled to proceeds of approximately $300 million in exchange for the Barnett investment in HomeSide upon consummation of the HomeSide Merger. The HomeSide Merger is expected to close in the first half of 1998.

B.       Release of Fiscal Year Earnings.

         On January 12, 1998, the Registrant announced financial results for the fiscal year ended December 31, 1997, reporting net income of $3.08 billion and earnings per common share of $4.27. A copy of the press release announcing the results of the Registrant's fiscal year ended December 31, 1997 is filed as
Exhibit 99.6 to this Current Report on Form 8-K.

C.       Restated Articles of Incorporation.

         Effective January 7, 1998, the Registrant's Articles of Incorporation (the "Articles") were amended to designate the preferences, limitations and relative rights of the NationsBank Series BB Preferred Stock and to reflect the redemption of the NationsBank Cumulative Convertible Preferred Stock, Series A. Also on January 7, 1998, the Articles were restated for the purpose of integrating into one document the original Articles and all amendments thereto. A copy of the Registrant's Amended and Restated Articles of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K.

D.       Description of NationsBank Common Stock.


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


         The following is an updated description of NationsBank Common Stock, which has been previously filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and updated and amended from time to time. The following description reflects the designation of the preferences, limitations and relative rights of the NationsBank Series BB Preferred Stock and the redemption of the Registrant's Cumulative Convertible Preferred Stock, Series A. To the extent the following description is inconsistent with prior filings, it modifies and supersedes such filings.

NationsBank Common Stock

         General. NationsBank is authorized to issue 1,250,000,000 shares of NationsBank Common Stock, of which 945,699,174 shares were outstanding as of January 9, 1998. NationsBank Common Stock is traded on the NYSE and the Pacific Exchange, Inc. under the trading symbol "NB." NationsBank Common Stock is also listed on the London Stock Exchange, and certain shares are listed and traded on the Tokyo Stock Exchange. As of January 9, 1998, 127,364,750 shares of NationsBank Common Stock were reserved for issuance (x) under various employee benefit plans and the directors stock plan of NationsBank and pursuant to the NationsBank Dividend Reinvestment and Stock Purchase Plan, (y) in connection with the investment in Banco Liberal Corporation and its affiliates and (z) upon conversion of (i) the NationsBank Corporation 7% Cumulative Preferred Stock, Series B ("NationsBank Series B Preferred Stock"), (ii) the NationsBank Corporation ESOP Convertible Preferred Stock, Series C ("NationsBank ESOP Preferred Stock"), (iii) the NationsBank Series BB Preferred Stock, and (iv) the NationsBank Corporation 6.25% Convertible Subordinated Debentures due May 1, 2011 ("Convertible Debentures"). After taking into account the shares reserved as described above, the number of authorized shares of NationsBank Common Stock available for other corporate purposes as of January 9, 1998 was 167,436,076.

         Voting and Other Rights. The holders of NationsBank Common Stock are entitled to one vote per share, and, in general, a majority of votes cast with respect to a matter is sufficient to authorize action upon routine matters. Directors are elected by a plurality of the votes cast, and each shareholder entitled to vote in such election is entitled to vote each share of stock for as many persons as there are directors to be elected. In elections for directors, such shareholders do not have the right to cumulate their votes, so long as NationsBank has a class of shares registered under Section 12 of the Exchange Act (unless action is taken to provide otherwise by charter amendment, which action management does not currently intend to propose). In general, (i) amendments to the Articles must be approved by each voting group entitled to vote separately thereon by a majority of the votes cast by that voting group, unless the amendment creates dissenters' rights for a particular voting group, in which case such amendment must be approved by a majority of the votes entitled to be cast by


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such voting group; (ii) a merger or share exchange required to be approved by the shareholders must be approved by each voting group entitled to vote separately thereon by a majority of the votes entitled to be cast by that voting group; and (iii) the dissolution of NationsBank, or the sale of all or substantially all of the property of NationsBank other than in the usual and regular course of business, must be approved by a majority of all votes entitled to be cast thereon.

         In the event of liquidation, holders of NationsBank Common Stock would be entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of any NationsBank preferred stock (as described below) then outstanding.

         NationsBank Common Stock does not have any preemptive rights, redemption privileges, sinking fund privileges or conversion rights. All the outstanding shares of NationsBank Common Stock are validly issued, fully paid and nonassessable.

         ChaseMellon Shareholder Services, L.L.C. currently acts as transfer agent and registrar for NationsBank Common Stock.

         Distributions. The holders of NationsBank Common Stock are entitled to receive such dividends or distributions as the NationsBank Board may declare out of funds legally available for such payments. The payment of distributions by NationsBank is subject to the restrictions of North Carolina law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have preferential rights superior to the rights of the holders of its common stock. In addition, the payment of distributions to shareholders is subject to any prior rights of outstanding preferred stock. Share dividends, if any are declared, may be paid from authorized but unissued shares.

         The ability of NationsBank to pay distributions is affected by the ability of its banking subsidiaries to pay dividends. The ability of such banking subsidiaries, as well as of NationsBank, to pay dividends in the future currently is, and could be further, influenced by bank regulatory requirements and capital guidelines.

NationsBank Preferred Stock

         NationsBank has authorized 45,000,000 shares of preferred stock and may issue such preferred stock in one or more series, each with such preferences, limitations, designations, conversion rights, voting rights, distribution rights, voluntary and involuntary liquidation rights and other rights as it may determine. NationsBank has designated (i) 35,045 shares of NationsBank Corporation 7% Cumulative Preferred Stock, Series B ("NationsBank Series B Preferred Stock"), of which 9,341 shares were issued and outstanding as of January 9, 1998, (ii) 3,000,000 shares of NationsBank ESOP Preferred Stock, of which 2,192,387 shares were issued and outstanding as of January 9, 1998, and
(iii) 20,000,000 shares of NationsBank Series BB Preferred Stock, of which 8,056 shares were issued and outstanding as of January 9, 1998.

NationsBank ESOP Preferred Stock



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         The NationsBank ESOP Preferred Stock was first issued in the transaction by which NationsBank was formed from the merger of NCNB Corporation and C&S/Sovran Corporation in 1991 upon the conversion of shares of ESOP Convertible Preferred Stock, Series C of C&S/Sovran Corporation. All shares of NationsBank ESOP Preferred Stock are held by the trustee under the NationsBank Corporation Retirement Savings Plan (the "ESOP"). The NationsBank ESOP Preferred Stock ranks senior to the NationsBank Common Stock, but ranks junior to the NationsBank Series B Preferred Stock and the NationsBank Series BB Preferred Stock with respect to dividends and distributions upon liquidation.

         Preferential Rights. Shares of NationsBank ESOP Preferred Stock have no preemptive or preferential rights to purchase or subscribe for shares of NationsBank capital stock of any class, and are not subject to any sinking fund or other obligation of NationsBank to repurchase or retire the series, except as discussed below.

         Dividends. Each share of NationsBank ESOP Preferred Stock is entitled to an annual dividend, subject to certain adjustments, of $3.30 per share, payable semiannually. Unpaid dividends accumulate as of the date on which they first became payable, without interest. So long as any shares of NationsBank ESOP Preferred Stock are outstanding, no dividend may be declared, paid or set apart for payment on any other series of stock ranking on a parity with NationsBank ESOP Preferred Stock as to dividends, unless like dividends have been declared and paid, or set apart for payment, on the NationsBank ESOP Preferred Stock for all dividend payment periods ending on or before the dividend payment date for such parity stock, ratably in proportion to their respective amounts of accumulated and unpaid dividends. NationsBank generally may not declare, pay or set apart for payment any dividends (except for, among other things, dividends payable solely in shares of stock ranking junior to the NationsBank ESOP Preferred Stock as to dividends or upon liquidation) on, make any other distribution on, or make payment on account of the purchase, redemption or other retirement of, any other class or series of NationsBank capital stock ranking junior to the NationsBank ESOP Preferred Stock as to dividends or upon liquidation, until full cumulative dividends on the NationsBank ESOP Preferred Stock have been declared and paid or set apart for payment when due.

         Voting Rights. The holder of the NationsBank ESOP Preferred Stock is entitled to vote on all matters submitted to a vote of the holders of NationsBank Common Stock and votes together with the holders of NationsBank Common Stock as one class. Except as otherwise required by applicable law, the holder of the NationsBank ESOP Preferred Stock has no special voting rights. To the extent that the holder of such shares is entitled to vote, each share is entitled to the number of votes equal to the number of shares of NationsBank Common Stock into which such share of NationsBank ESOP Preferred Stock could be converted on the record date for determining the shareholders entitled to vote, rounded to the nearest whole vote.

         Shares of the NationsBank ESOP Preferred Stock currently are convertible



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(giving effect to a 2-for-1 split of the NationsBank Common Stock effective in
February 1997) into NationsBank Common Stock at a conversion rate equal to 1.68 shares of NationsBank Common Stock per share of NationsBank ESOP Preferred Stock, subject to certain customary anti-dilution adjustments.

         Distributions. In the event of any voluntary or involuntary dissolution, liquidation or winding-up of NationsBank, the holder of the NationsBank ESOP Preferred Stock will be entitled to receive out of the assets of NationsBank available for distribution to shareholders, subject to the rights of the holders of any NationsBank preferred stock ranking senior to or on a parity with the NationsBank ESOP Preferred Stock as to distributions upon liquidation, dissolution or winding-up but before any amount will be paid or distributed among the holders of NationsBank Common Stock or any other shares ranking junior to the NationsBank ESOP Preferred Stock as to such distributions, liquidating distributions of $42.50 per share plus all accrued and unpaid dividends thereon to the date fixed for distribution. If, upon any voluntary or involuntary dissolution, liquidation or winding-up of NationsBank, the amounts payable with respect to the NationsBank ESOP Preferred Stock and any other stock ranking on a parity therewith as to any such distribution are not paid in full, the holder of the NationsBank ESOP Preferred Stock and such other stock will share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which it is entitled, the holder of the NationsBank ESOP Preferred Stock will not be entitled to any further distribution of assets by NationsBank. Neither a merger or consolidation of NationsBank with or into any other corporation, nor a merger or consolidation of any other corporation with or into NationsBank nor a sale, transfer or lease of all or any portion of NationsBank's assets, will be deemed to be a dissolution, liquidation or winding-up of NationsBank.

         Redemption. The NationsBank ESOP Preferred Stock is redeemable, in whole or in part, at the option of NationsBank, at any time. The redemption price for the shares of NationsBank ESOP Preferred Stock will depend upon the time of redemption. Specifically, the redemption price for the 12-month period that began on July 1, 1997, is $43.16 per share; the redemption price for the 12-month period that begins on July 1, 1998, will be $42.83 per share; and on and after July 1, 1999, the redemption price will be $42.50 per share. The redemption price may be paid in cash or shares of NationsBank Common Stock. In each case, the redemption price also must include all accrued and unpaid dividends to the date of redemption. To the extent that the NationsBank ESOP Preferred Stock is treated as Tier 1 capital for bank regulatory purposes, the approval of the Federal Reserve Board may be required for redemption of the NationsBank ESOP Preferred Stock.

         NationsBank is required to redeem shares of the NationsBank ESOP Preferred Stock at the option of the holder of such shares to the extent necessary either to provide for distributions required to be made under the ESOP or to make payments of principal, interest or premium due and payable on any indebtedness incurred by the holder of the shares for the benefit of the ESOP.



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The redemption price in such case will be the greater of $42.50 per share plus accrued and unpaid dividends to the date of redemption or the fair market value of the aggregate number of shares of NationsBank Common Stock into which a share of NationsBank ESOP Preferred Stock then is convertible.

NationsBank Series B Preferred Stock

         The NationsBank Series B Preferred Stock was issued in connection with the merger of Boatmen's Bancshares, Inc. ("Boatmen's") with and into NationsBank on January 7, 1997 (the "Boatmen's Merger").

         Preferential Rights. NationsBank may, without the consent of holders of NationsBank Series B Preferred Stock, issue preferred stock with superior or equal rights or preferences. The shares of the NationsBank Series B Preferred Stock rank prior to the NationsBank ESOP Preferred Stock and NationsBank Common Stock.

         Dividends. Holders of shares of NationsBank Series B Preferred Stock are entitled to receive, when and as declared by the NationsBank Board, out of any funds legally available for such purpose, cumulative cash dividends at an annual dividend rate per share of 7% of the stated value thereof, payable quarterly. Dividends on NationsBank Series B Preferred Stock are cumulative, and no cash dividends can be declared or paid on any shares of NationsBank Common Stock unless full cumulative dividends on NationsBank Series B Preferred Stock have been paid or declared and funds sufficient for the payment thereof set apart.

         Voting Rights. Each share of NationsBank Series B Preferred Stock has equal voting rights, share for share, with each share of NationsBank Common Stock.

         Distributions. In the event of the dissolution, liquidation or winding up of NationsBank, the holders of NationsBank Series B Preferred Stock are entitled to receive, after payment of the full liquidation preference on shares of any class of preferred stock ranking superior to NationsBank Series B Preferred Stock (if any such shares are then outstanding) but before any distribution on shares of NationsBank Common Stock, liquidating dividends of $100 per share plus accumulated dividends.

         Redemption. Shares of NationsBank Series B Preferred Stock are redeemable, in whole or in part, at the option of the holders thereof, at the redemption price of $100 per share plus accumulated dividends, provided that (i) full cumulative dividends have been paid, or declared and funds sufficient for payment set apart, upon any class or series of preferred stock ranking superior to NationsBank Series B Preferred Stock; and (ii) NationsBank is not then in default or arrears with respect to any sinking or analogous fund or call for tenders obligation or agreement for the purchase or any class or series of preferred stock ranking superior to NationsBank Series B Preferred Stock.

NationsBank Series BB Preferred Stock

         The NationsBank Series BB Preferred Stock was issued in connection with the merger of Barnett Banks, Inc. into


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NationsBank on January 9, 1998. The shares of NationsBank Series BB Preferred
Stock rank prior to the shares of NationsBank Series B Preferred Stock and the shares of NationsBank ESOP Preferred Stock as to dividends and upon liquidation.

         Dividends. Holders of the NationsBank Series BB Preferred Stock are entitled to receive, when and as declared by the NationsBank Board, out of assets of NationsBank legally available for payment, cash dividends at the rate of $2.50 per annum per share. Dividends are payable quarterly on January 1, April 1, July 1, and October 1 of each year. Dividends on the NationsBank Series BB Preferred Stock are cumulative from January 1, 1998. Each dividend is payable to holders of record as they appear on the stock register of NationsBank on the record dates fixed by the NationsBank Board.

         If at any time there are outstanding shares of any other series of preferred stock ranking junior to or on a parity with the NationsBank Series BB Preferred Stock as to dividends, no dividends will be declared or paid or set apart for payment on any such other series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the NationsBank Series BB Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such dividends.

         All dividends declared on shares of NationsBank Series BB Preferred Stock and any other class of preferred stock or series thereof ranking on a parity as to dividends with the NationsBank Series BB Preferred Stock are declared pro rata, so that the amounts of dividends declared on the NationsBank Series BB Preferred Stock and such other preferred stock for the same dividend period, or for the dividend period of the NationsBank Series BB Preferred Stock ending within the dividend period of such other stock, will, in all cases, bear to each other the same ratio that accrued dividends on the shares of NationsBank Series BB Preferred Stock and such other stock bear to each other.

         No interest, or sum of money in lieu of interest, is payable in respect of any dividend payment or payments on the NationsBank Series BB Preferred Stock which may be in arrears.

         Conversion Rights. Subject to the terms and conditions set forth below, the holders of shares of NationsBank Series BB Preferred Stock have the right, at their option, to convert such shares at any time into fully paid and nonassessable shares of NationsBank Common Stock (calculated as to each conversion to the nearest 1/1,000 of a share) at the rate of 6.17215 shares of NationsBank Common Stock for each share of NationsBank Series BB Preferred Stock surrendered for conversion (the "Conversion Rate"). The Conversion Rate is subject to adjustment from time to time as described below.

         No payment or adjustment will be made on account of any accrued and unpaid dividends on shares of NationsBank Series BB Preferred Stock surrendered for conversion prior to the record date for the determination of shareholders entitled to such dividends or on account of any dividends on the NationsBank Common Stock issued upon such conversion subsequent to the record date for the determination of shareholders entitled to such dividends. If any shares of NationsBank Series BB Preferred Stock are called for redemption, the right to convert the shares designated for redemption will terminate at the close of business on the 15th day prior to the redemption date (or the next succeeding business day, if the 15th day is not a business day) unless a default is made in the payment of the Redemption Price (as hereinafter defined). In the event of default in the payment of the Redemption Price, the right to convert the shares designated for redemption will terminate at the close of business on the business day immediately preceding the date that such default is cured.

         In order to convert shares of NationsBank Series BB Preferred Stock into NationsBank Common Stock, the holder of such shares will surrender the certificate(s) therefor, duly endorsed if NationsBank so requires, or accompanied by appropriate instruments of transfer satisfactory to NationsBank, at the office of the Transfer Agent(s) for the NationsBank Series BB Preferred Stock, or at such other office as may be designated by NationsBank, together with written notice that the holder of shares irrevocably elects to convert such shares. Such notice must also state the name(s) and address(es) in which such holder wishes the certificate(s) for the



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

shares of NationsBank Common Stock issuable upon conversion to be issued. As soon as practicable after receipt of the certificate(s) representing the shares of NationsBank Series BB Preferred Stock to be converted and the notice of election to convert the same, NationsBank will issue and deliver at the Transfer Agent's office (or other designated office) a certificate or certificates for the number of whole shares of NationsBank Common Stock issuable upon conversion of the shares of NationsBank Series BB Preferred Stock surrendered for conversion, together with a cash payment in lieu of any fraction of a share to the person(s) entitled to receive the same.


         No fractional shares of NationsBank Common Stock will be issued upon conversion of any shares of NationsBank Series BB Preferred Stock. If more than one share of NationsBank Series BB Preferred Stock is surrendered at one time by the same holder, the number of full shares issuable upon conversion thereof will be computed on the basis of the aggregate number of shares so surrendered. If the conversion of any shares of NationsBank Series BB Preferred Stock results in a fractional share of NationsBank Common Stock, NationsBank will pay cash in lieu thereof in an amount equal to such fraction multiplied times the closing price of the NationsBank Common Stock on the date on which the shares of NationsBank Series BB Preferred Stock were duly surrendered for conversion, or if such date is not a trading date, on the next succeeding trading date. The closing price of the NationsBank Common Stock for any day means the last reported sales price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, on the NYSE, or, if the NationsBank Common Stock is not then listed on NYSE, on the principal national securities exchange on which the NationsBank Common Stock is listed for trading, or, if not then listed for trading on any national securities exchange, the average of the closing bid and asked prices of the NationsBank Common Stock as furnished by the National Quotation Bureau, Inc., or if the National Quotation Bureau, Inc. ceases to furnish such information, by a comparable independent securities quotation service.

         In the event NationsBank at any time (i) pays a dividend or make a distribution to holders of NationsBank Common Stock in shares of NationsBank Common Stock, (ii) subdivides its outstanding shares of NationsBank Common Stock into a larger number of shares, or (iii) combines its outstanding shares of NationsBank Common Stock into a smaller number of shares, the Conversion Rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision or combination will be adjusted so that the holder of any shares of NationsBank Series BB Preferred Stock surrendered for conversion after such record date or effective date will be entitled to receive the number of shares of NationsBank Common Stock which he or she would have owned or have been entitled to receive immediately following such record date or effective date had such shares of NationsBank Series BB Preferred Stock been converted immediately prior thereto.

         Whenever the Conversion Rate adjusts as described in the preceding paragraph (i) NationsBank will keep available at the office of the Transfer Agent(s) for the NationsBank Series BB Preferred Stock a statement describing in reasonable detail the adjustment, the facts requiring such adjustment and the method of calculation used; and (ii) NationsBank will cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of NationsBank Series BB Preferred Stock a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate.

         In the event of any consolidation of NationsBank with or merger of NationsBank into any other corporation (other than a merger in which NationsBank is the surviving corporation) or a sale of the assets of NationsBank substantially as an entirety, the holder of each share of NationsBank Series BB Preferred Stock will have the right, after such consolidation, merger or sale to convert such share into the number and kind of shares of stock or other securities and the amount and kind of property receivable upon such consolidation, merger or sale by a holder of the number of shares of NationsBank Common Stock issuable upon conversion of such share of NationsBank Series BB Preferred Stock immediately prior to such consolidation, merger or sale. Provision will be made for adjustments in the Conversion Rate which will be as nearly equivalent as may be practicable to the adjustments described herein.

         NationsBank will pay any taxes that may be payable in respect of the issuance of shares of NationsBank Common Stock upon conversion of shares of NationsBank Series BB Preferred Stock, but NationsBank will not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance of shares of NationsBank Common Stock in a name other than that in which the shares of NationsBank Series BB Preferred Stock so converted are registered, and NationsBank will not be required to issue or deliver any such shares unless and until the person(s) requesting such issuance will have paid to NationsBank the amount of any such taxes, or will have established to the satisfaction of NationsBank that such taxes have been paid.

         NationsBank will at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of NationsBank Common Stock issuable upon the conversion of all shares of NationsBank Series BB Preferred Stock then outstanding.

         In the event that NationsBank (i) declares a dividend or any other distribution on NationsBank Common Stock, payable otherwise than in cash out of retained earnings, (ii) authorizes the granting to the holders of NationsBank Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights, (iii) proposes to effect any consolidation of NationsBank with or merger of NationsBank with or into any other corporation or a sale of the assets of NationsBank substantially as an entirety which would result in an adjustment to the Conversion Rate, NationsBank will cause to be mailed to the holders of record of NationsBank Series BB Preferred Stock at least 20 days prior to the applicable date hereinafter specified a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or, if a record is not to be taken, the date as of which the holders of NationsBank Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or (y) the date on which such consolidation, merger or sale is expected to become effective, and the date as of which it is expected that holders of NationsBank Common Stock of record will be entitled to exchange their shares of NationsBank Common Stock for securities or other property deliverable upon such consolidation, merger or sale. Failure to give such notice, or any defect therein, will not affect the legality or validity of such dividend, distribution, consolidation, merger or sale.

         Redemption. Shares of NationsBank Series BB Preferred Stock will be redeemable at the option of NationsBank, in whole or in part, at a redemption price of $25 per share plus accrued and unpaid dividends to the redemption date (the "Redemption Price").

         Notice of any redemption will be given by first class mail, postage prepaid, mailed not less than 60 nor more than 90 days prior to the date fixed for redemption to the holders of record of the shares of NationsBank Series BB Preferred Stock to be redeemed, at their respective addresses appearing on the books of NationsBank. Notice so mailed will be conclusively presumed to have been duly given whether or not actually received. The notice will state: (i) the date fixed for redemption; (ii) the Redemption Price; (iii) the right of the holders of NationsBank Series BB Preferred Stock to convert such stock into NationsBank Common Stock until the close of business on the 15th day prior to the redemption date (or the next succeeding business day, if the 15th day is not a business day); (iv) if less than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; and (v) the place(s) where certificates for such shares are to be surrendered for payment of the Redemption Price. If such notice is mailed as aforesaid, and if on or before the date fixed for redemption funds sufficient to redeem the shares called for redemption are set aside by NationsBank in trust for the account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shares called for redemption will not have been surrendered for cancellation, on and after the redemption date the shares represented thereby so called for redemption will be deemed to be no longer outstanding, dividends thereon will cease to accrue, and all rights of the holders of such shares as shareholders of NationsBank will cease, except the right to receive the Redemption Price, without interest, upon surrender of the certificate(s) representing such shares. Upon surrender in accordance with the aforesaid notice of the certificate(s) for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by NationsBank in such notice), the holders of record of such shares will be entitled to receive the Redemption Price, without interest.

         At the option of NationsBank, if notice of redemption is mailed as aforesaid, and if prior to the date fixed for redemption funds sufficient to pay in full the Redemption Price are deposited in trust, for the account of the holders of the shares to be redeemed, with a bank or trust company named in such notice doing business in the Borough of Manhattan, The City of New York, State of New York or the City of Charlotte, State of North Carolina and having capital, surplus and undivided profits of at least $3 million, which bank or trust company also may be the Transfer Agent and/or Paying Agent for the NationsBank Series BB Preferred Stock, notwithstanding the fact that any certificates for shares called for redemption will not have been surrendered for cancellation, on and after such date of deposit the shares represented thereby so called for redemption will be deemed to be no longer outstanding, and all rights of the holders of such shares as shareholders of NationsBank will cease, except the right of the holders thereof to convert such shares at any time prior to the close of business on the 15th day prior to the redemption date (or the next succeeding business day, if the 15th day is not a business day), and the right of the holders thereof to receive out of the funds so deposited in trust the Redemption Price, without interest, upon surrender of the certificate(s) representing such shares. Any funds so deposited with such bank or trust company in respect of shares of NationsBank Series BB Preferred Stock converted before the close of business on the 15th day prior to the redemption date (or the next succeeding business day, if the 15th day is not a business day) will be returned to NationsBank upon such conversion. Any funds so deposited with such a bank or trust company which will remain unclaimed by the holders of shares called for redemption at the end of six years after the redemption date will be repaid to NationsBank, on demand, and thereafter the holder of any such shares will look only to NationsBank for the payment, without interest, of the Redemption Price.

         In the event that any quarterly dividend payable on the NationsBank Series BB Preferred Stock will be in arrears and until all such dividends in arrears will have been paid or declared and set apart for payment, NationsBank will not redeem any shares of

NationsBank Series BB Preferred Stock unless all outstanding shares of NationsBank Series BB Preferred Stock are simultaneously redeemed and will not purchase or otherwise acquire any shares of NationsBank Series BB Preferred Stock except in accordance with a purchase offer made by NationsBank on the same terms to all holders of record of NationsBank Series BB Preferred Stock for the purchase of all outstanding shares thereof.

         Shares of NationsBank Series BB Preferred Stock are not subject to a sinking fund.

         Liquidation Rights. In the event of any liquidation, dissolution or winding up of the affairs of NationsBank, whether voluntary or involuntary, the holders of NationsBank Series BB Preferred Stock will be entitled to receive out of the assets of NationsBank available for distribution to shareholders an amount equal to $25 per share plus an amount equal to accrued and unpaid dividends thereon to and including the date of such distribution, and no more, before any distribution will be made to the holders of any class of stock of NationsBank ranking junior to the NationsBank Series BB Preferred Stock as to the distribution of assets.

         In the event the assets of NationsBank available for distribution to shareholders upon any liquidation, dissolution or winding up of the affairs of NationsBank, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to the NationsBank Series BB Preferred Stock and any other shares of preferred stock of NationsBank ranking on a parity with the NationsBank Series BB Preferred Stock as to the distribution of assets, the holders of NationsBank Series BB Preferred Stock and the holders of such other preferred stock will share ratably in any distribution of assets of NationsBank in proportion to the full respective preferential amounts to which they are entitled.

         The merger or consolidation of NationsBank into or with any other corporation, the merger or consolidation of any other corporation into or with NationsBank or the sale of the assets of NationsBank substantially as an entirety will not be deemed a liquidation, dissolution or winding up of the affairs of NationsBank.

         Voting. Holders of NationsBank Series BB Preferred Stock have no voting rights except as required by law and, in the event that any quarterly dividend payable on the NationsBank Series BB Preferred Stock is in arrears, the holders of NationsBank Series BB Preferred Stock will be entitled to vote together with the holders of Common Stock at the Registrant's next meeting of shareholders and at each subsequent meeting of shareholders unless all dividends in arrears have been paid or declared and set apart for payment prior to the date of such meeting. In those cases where holders of NationsBank Series BB Preferred Stock are entitled to vote, each holder will be entitled to cast the number of votes equal to the number of whole shares of NationsBank Common Stock into which his or her NationsBank Series BB Preferred Stock is then convertible.

6.25% CONVERTIBLE SUBORDINATED DEBENTURES DUE MAY 1, 2011

         General. Effective as of the closing of the Boatmen's Merger, the Registrant assumed all of Boatmen's rights and obligations under the Convertible Debentures, which had been assumed by Boatmen's at the time it acquired Centerre Bancorporation. The terms of the Convertible Debentures are set forth in an Indenture, dated as of May 1, 1986, between Centerre Bancorporation and The Boatmen's National Bank of St. Louis, as trustee, as supplemented as of January 7,

1997 (the "Indenture"). As a result of the Boatmen's Merger, the Convertible Debentures are convertible into shares of NationsBank Common Stock in accordance with the terms and conditions set forth in the Indenture.

         Conversion. The number of shares of NationsBank Common Stock issuable upon conversion of a Convertible Debenture is determined by dividing the principal amount to be converted by the conversion price in effect on the date of conversion, which price is currently $12.81 per share. Pursuant to the Indenture, if NationsBank: (i) pays a dividend or makes a distribution on NationsBank Common Stock in the form of shares of NationsBank Common Stock; (ii) subdivides the outstanding shares of NationsBank Common Stock into a greater number of shares; (iii) combines the outstanding shares of NationsBank Common Stock into a smaller number of shares; (iv) makes a distribution on NationsBank Common Stock in shares of its capital stock other than NationsBank Common Stock; or (v) issues by reclassification of NationsBank Common Stock any shares of its capital stock, then the conversion privilege and conversion price in effect immediately prior to such action will be adjusted so that the holder of a Convertible Debenture thereafter converted may receive the number of shares of capital stock of the Registrant that such holder would have received immediately following such action if the holder had converted the Convertible Debenture immediately prior to such action. The conversion price is subject to further adjustment in the event the Registrant (i) distributes any rights or warrants to all holders of NationsBank Common Stock entitling them, for a period expiring within 60 days of the record date for the determination of such holders, to purchase shares of NationsBank Common Stock at a price per share less than the current market price per share on such record date; or (ii) distributes to all holders of NationsBank Common Stock any of its assets or debt securities or any rights or warrants to purchase securities of the Registrant.

         In all cases, no adjustment in the conversion price of the Convertible Debentures is required to be made unless the adjustment would require an increase or decrease of at least 1% in the conversion price. Any adjustments that are not made because they fail to satisfy such requirement are carried forward and taken into account in any subsequent adjustments. In addition, no adjustment to the conversion price is required if holders of the Convertible Debentures are to participate in the transaction otherwise triggering an adjustment on a basis and with notice that the NationsBank Board determines to be fair and appropriate in light of the basis and notice on which holders of NationsBank Common Stock participate in the transaction. No adjustment to the conversion price is required in connection with a grant of rights to purchase NationsBank Common Stock pursuant to a plan of the Registrant for reinvestment of dividends or interest.

         The terms of the Indenture require the Registrant to reserve and have available, free from any preemptive rights, out of its authorized but unissued NationsBank Common Stock enough shares of NationsBank Common Stock to permit the conversion of the Convertible Debentures.

Effective Law

         The rights of holders of NationsBank Common Stock are dependent, directly or indirectly, on applicable state and federal statutes and regulations which are subject to change from time to time. The Registrant has not undertaken to update the foregoing description in each case where such a change may affect the rights of shareholders.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         The Registrant has filed all required financial statements, pro forma financial information and exhibits required by Item 2 hereof with the Securities and Exchange Commission as part of the Registration Statement.

The following exhibits are filed herewith:

         EXHIBIT NO.          DESCRIPTION OF EXHIBIT

         3.1      Amended and Restated Articles of Incorporation of the
                  Registrant.

         99.1 Text of press release, dated January 9, 1998, with respect to the closing of the Merger and the election of new directors to serve on the Registrant 's Board of Directors.

         99.2 Text of press release, dated December 19, 1997, with respect to approval of the Merger by the shareholders of NationsBank and Barnett.


         99.3 Text of joint press release, dated December 15, 1997, issued by NationsBank, Barnett and Republic Bancshares, Inc.


         99.4 Text of joint press release, dated December 9, 1997, issued by NationsBank, Barnett and Huntington Bancshares Incorporated.

         99.5 Unaudited Supplemental Financial Highlights for the Fiscal Year Ended December 31, 1997, Reflecting the Impact of the Merger.


         99.6 Text of press release, dated January 12, 1998, with respect to the Registrant 's financial results for the fiscal year ended December 31, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          NATIONSBANK CORPORATION




                                          By:      /s/ Marc D. Oken
                                                   ----------------
                                                   Marc D.Oken
                                                   Executive Vice President and
                                                   Chief Accounting Officer

Dated:  January 21, 1998

                                  EXHIBIT INDEX

         Exhibit No.                Description of Exhibit

         3.1      Amended and Restated Articles of Incorporation of the
                  Registrant.


         99.1 Text of press release, dated January 9, 1998, with respect to the closing of the Merger and the election of new directors to serve on the Registrant 's Board of Directors.

         99.2 Text of press release, dated December 19, 1997, with respect to approval of the Merger by the shareholders of NationsBank and Barnett.


         99.3 Text of joint press release, dated December 15, 1997, issued by NationsBank, Barnett and Republic Bancshares, Inc.


         99.4 Text of joint press release, dated December 9, 1997, issued by NationsBank, Barnett and Huntington Bancshares Incorporated.


         99.5 Unaudited Supplemental Financial Highlights for the Fiscal Year Ended December 31, 1997, Reflecting the Impact of the Merger.


         99.6 Text of press release, dated January 12, 1998, with respect to the Registrant 's financial results for the fiscal year ended December 31, 1997.